UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2014
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 27, 2014, TOR Minerals International (the "Company"), announced its financial results for the fourth quarter and year-ended December 31, 2013.

Fourth quarter summary

  4Q13 net sales increased 32% to $13.0 million, versus 4Q12 net sales of $9.8 million
  4Q13 net loss of $1.8 million, versus 4Q12 net income of $236,000
  4Q13 loss per share of ($0.60), versus 4Q12 net income per share of $0.07
  Shareholders' equity as of December 31, 2013 increased to $12.84 per diluted share, versus $12.00 at the same time last year
Quarterly Sales by Product Group (in 000's)	4Q13	4Q12	% Change
TiO2 Pigments	$6,144	$3,643	69%
Specialty Aluminas	5,006	4,256	18%
Barium Sulfate and Other Products	1,842	1,924	-4%
Total	$12,992	$9,823	32%

Full-year 2013 summary

  2013 net sales decreased 19% to $46.0 million, versus 2012 net sales of $56.6 million
  2013 net loss of $1.6 million, versus 2012 net income of $5.0 million
  2013 loss per diluted share of ($0.54) per share, versus net income per share of $1.49
Annual Sales Comparison by Product Group (in 000's)	2011	2012	2013	% Change 2013 vs. 2012
TiO2 Pigments	$18,998	$30,662	$19,348	-37%
Specialty Aluminas	17,461	17,870	18,089	1%
Barium Sulfate and Other Products	4,562	8,121	8,584	6%
Total	$41,021	$56,653	$46,021	-19%

During the fourth quarter, net sales increased 32 percent to $13.0 million. Sales of titanium dioxide (TiO2) pigments products, which include HITOX®, TIOPREM® and synthetic rutile (SR) products increased 69 percent versus the prior-year quarter, primarily due to a large order for synthetic rutile that did not occur in the prior-year quarter.  Excluding SR sales, titanium dioxide revenue decreased 26 percent, primarily related to continued weakness in the TiO2 industry.  Sales of specialty alumina products, consisting of our ALUPREM and OPTILOAD offerings, increased 18 percent versus the fourth quarter of 2012. Other sales, including BARTEX and BARYPREM decreased 4 percent from the prior-year quarter.

Commenting on sales trends, Dr. Olaf Karasch, Chief Executive Officer, said, "Sales within our TiO2 segment continue to be negatively impacted by the industry-wide decline in TiO2 pricing.  We are implementing measures to address our performance within the TiO2 segment of our business, including adjusting staffing levels and plant schedules to improve operational efficiencies and adjust inventory levels.  Other segments of our business are on track to resume our 15 percent plus targeted growth rate and are helping to partially offset losses.  For example, during the fourth quarter our specialty alumina business, which represents approximately 40 percent of total revenue, showed 18 percent growth during the fourth quarter."

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During the fourth quarter of 2013, gross profit was adversely affected by higher cost TiO2 inventory and lower average selling prices.  The Company experienced significantly higher purchase costs for raw materials such as ilmenite ore during the second half of 2012 and, to a lesser extent, in the first half of 2013. In combination with the negative effects of lower average selling prices and lower levels of utilization at the Malaysian SR plant, the Company's cost per metric ton of inventory and TiO2-related products sold during the fourth quarter were substantially higher than the prior year.  As a result, the cost of products sold, including the previously announced $1.3 million write-down of TiO2-related inventory, increased to $14.3 million, or 110.3 percent of sales, as compared to $8.6 million, or 86.7 percent of sales during the same period a year ago.  The Company has recently completed an upgrade to its SR plant in Malaysia, which is expected to produce significant production efficiencies and partially offset the increasing cost per metric ton of TiO2-related products.

Operating expenses decreased 3.3 percent to $1.3 million, primarily related to a decrease in sales and marketing expenses. During the fourth quarter, net loss available to common shareholders was $1.8 million, or ($0.60) per diluted share, as compared to net income of $236,000, or $0.07 per diluted share, during the same period a year ago.

"The outlook for our specialty alumina business is positive revenue growth and profitability expected from this produce group during 2014.  The outlook for our TiO2 business will likely continue to be negatively affected by lower average selling prices and the soft demand trends that are being experienced across the TiO2 industry," said Dr. Karasch. "Our business plans call for focus on our specialty alumina and other growth areas of our business, while continuing ongoing cost containment and efficiency measures. Our plan should allow us to generate positive cash flow and produce near breakeven profitability during the downturn in the TiO2 market."

TOR Minerals will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central Time, on February 27, 2014, to further discuss fourth quarter and full year results. The call will be simultaneously webcast, and can be accessed via the News section on the Company's website, www.torminerals.com.  Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 1357317.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slowdown in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	99.1	Press Release, dated February 27, 2014, announcing the Company's fourth quarter and year end 2013 financial results
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: March 3, 2014	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 27, 2014, announcing the Company's fourth quarter and year end 2013 financial results
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